UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2009

KVH Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28082	05-0420589
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Enterprise Center Middletown, RI	02842
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 847-3327

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURES OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(e)	Compensatory Arrangements of Certain Officers

On March 11, 2009, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of KVH Industries, Inc. (the “Company”): (i) awarded cash bonuses with respect to 2008 to the Company’s “named executive officers” (as defined in Item 402(a)(3) of Regulation S-K) (the “Named Executive Officers”); (ii) approved the annual base salaries of the Named Executive Officers for 2009 and (iii) granted restricted stock awards to the Named Executive Officers in the respective amounts set forth below.

Name and Title	2008 Bonus (1)	2009 Annual Base Salary (2)	Restricted Stock Awards (Number of Shares) (3)
Martin A. Kits van Heyningen President & Chief Executive Officer	$203,820	$374,842	100,000

Patrick J. Spratt Chief Financial Officer	$91,992	$259,450	50,000

Robert J. Balog Senior Vice President, Engineering	$53,307	$220,581	30,000

Robert W.B. Kits van Heyningen Vice President, R&D	$51,758	$208,052	30,000

(1)	All bonuses paid to executives of the Company with respect to 2008 were based on the degree of achievement of individual and corporate performance goals for 2008. Individual performance goals accounted for 25% of each executive’s target bonus, and corporate performance goals accounted for 75% of each executive’s target bonus. The corporate performance goals were based on the Company’s earnings per share in 2008. In assessing the degree of achievement of the Company’s target earnings per share, the Compensation Committee took into consideration the substantial downturn in one of the Company’s principal markets, which the Committee determined was extraordinary and outside the scope of executive influence, and decided to award bonuses based on a revised earnings per share target that excluded any earnings attributable to that market. The Compensation Committee determined that 65% of bonuses based on corporate performance goals would be paid based on the achievement of 83% of the revised earnings per share target. Under the Company’s bonus plan, individual performance goals (other than those of the President) are determined jointly by the President and each executive at the beginning of each year. The President’s individual performance goals are determined jointly by the President and the Compensation Committee.

The Compensation Committee also approved a formula for calculating 2009 cash bonuses that will be payable in 2010. Under the formula, 75% of each executive’s bonus for 2009 will be based on corporate performance goals and 25% of the bonus will be based on individual performance goals. The portion of the bonus plan based on achieving corporate performance goals uses a sliding scale to determine bonus amounts based on the Company’s progress against business strategy in 2009 taking into account the economic environment. The Committee has established a target bonus for each executive, ranging from 35% of annual base salary to 75% of annual base salary, and the portion of these bonuses attributable to corporate performance goals will be payable by the Compensation Committee in its sole discretion.

(2)	Given the global economic conditions and efforts to control spending, the President of the Company recommended, and the Compensation Committee accepted, that his base salary be frozen at the 2008 level until 2010.
(3)	The Restricted Stock awards were made on the following terms: (a) the grantee will receive the Restricted Stock without payment of cash consideration; (b) 50% of the Restricted Stock grant will vest annually in four equal installments, the first of which will vest on the first anniversary of the grant date; (c) 25% of the Restricted Stock grant will vest annually in four equal installments, the first of which will vest on the first anniversary of the grant date contingent upon achieving two specific mini-VSAT sales objectives in 2009 and (d) 25% of the Restricted Stock grant will vest annually in four equal installments, the first of which will vest on the first anniversary of the grant date contingent upon achieving certain fiber optic gyro production output targets in 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2009	KVH INDUSTRIES, INC.

	By:	/S/ Patrick J. Spratt
Patrick J. Spratt
Chief Financial and Accounting Officer